UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-A

_____________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

 PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)
Florida	65-0636168
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15 Exchange Place, Suite 500, Jersey City, NJ	07302
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $.001 par value	NYSE Amex

If this form relates to the

registration of a class of securities

pursuant to Section 12(b) of the

Exchange Act and is effective

pursuant to General Instruction

A.(c), please check the following

box.  ☒

If this form relates to the

registration of a class of securities

pursuant to Section 12(g) of the

Exchange Act and is effective

pursuant to General Instruction

A.(d), please check the following box.  0

Securities Act registration statement file number to which this form relates:  ________________

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1

Description of Registrant’s Securities to be Registered.

Aoxing Pharmaceutical Company, Inc. is authorized to issue 100,000,000 shares of Common Stock, $.001 par value per share. Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities.  The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.  The Common Stock currently outstanding is validly issued, fully paid and non-assessable.

Item 2.

Exhibits

3-a

Certificate of Incorporation, as amended through December 29, 2005 – filed as an exhibit to the Annual Report on Form 10-KSB for the year ended June 30, 2006 and incorporated herein by reference.

3-a(1)

Certificate of Amendment of the Certificate of Incorporation effective on July 6, 2010 – filed as an exhibit to the Current Report on Form 8-K filed on July 13, 2006 and incorporated herein by reference.

3-a(2)

Certificate of Amendment of the Certificate of Incorporation effective on January 6, 2010 – filed as an exhibit to the Current Report on Form 8-K filed on January 7, 2010 and incorporated herein by reference.

3-a(3)

Articles of Amendment of the Certificate of Incorporation effective on March 19, 2010 – filed as an exhibit to the Current Report on Form 8-K filed on March 29, 2010 and incorporated herein by reference.

3-b

Amended and Restated Bylaws - filed as an exhibit to the Current Report on Form 8-K filed on November 16, 2009 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 13, 2010

AOXING PHARMACEUTICAL COMPANY, INC.

By:

/s/ Hui Shao

Hui Shao

Chief Financial Officer